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                                             Financial Statement 3-A


               NEW ENGLAND ELECTRIC RESOURCES, INC.
                          Balance Sheet
                        December 31, 1996
                (Unaudited, Subject to Adjustment)
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ASSETS
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
Current assets:
 Cash                                                        $   180,836
 Accounts receivable                                           1,359,932
 Accounts receivable from associated companies                     2,746
 Tax benefit receivable                                          866,287
                                                             -----------
    Total current assets                                       2,409,801
                                                             -----------

Investment in Separation Technologies, Inc.,
   at cost                                                       999,999
Investment in Monitoring Technologies, Inc.,
   at cost                                                       475,001
                                                             -----------
    Total other assets                                         1,475,000
                                                             -----------
Total assets                                                 $ 3,884,801
                                                             ===========

LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities:
 Accounts payable to associated companies                    $   465,891
 Accounts payable                                                238,342
 Tax collections payable                                             382
                                                             -----------
    Total current liabilities                                    704,615

 Accumulated deferred income taxes                                51,600
                                                             -----------
Total liabilities                                                756,215

Parent company's investment:
 Common stock, par value $1 per share                              1,000
 Subordinated notes payable to parent                          8,448,999
 Retained deficit                                             (5,321,413)
                                                             -----------
    Total parent company's investment                          3,128,586
                                                             -----------
Total liabilities and parent company's
 investment                                                  $ 3,884,801
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